POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned V.F. Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“VF”), and the undersigned directors and officers of VF hereby constitute and appoint M.J. McDonald, R.K. Shearer and C.S. Cummings, and each of them, severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, and for him or her and in his/her name, place and stead at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of VF, or by attesting the seal of VF or otherwise), any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable and may be required to enable VF to comply with the Securities Act of 1933, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission (“Commission”) in respect thereof, in connection with the offering and sale of debt securities and the filing of a registration statement, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of VF and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements on Form S-3 or on any other appropriate Form, and all amendments and supplements thereto, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or either of them, shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents as of the 17th day of July 2007.
ATTEST: VF CORPORATION

ATTEST:	V.F. CORPORATION

/s/ Candace S. Cummings	By: /s/ Mackey J. McDonald

Candace S. Cummings	Mackey J. McDonald
Vice President — Administration, General Counsel and Secretary	Chairman and Chief Executive Officer

Principal Executive Officer:	Principal Financial Officer

/s/ Mackey J. McDonald	/s/ Robert K. Shearer

Mackey J. McDonald	Robert K. Shearer
Chairman and Chief Executive Officer	Senior Vice President and Chief Financial Officer

Principal Accounting Officer:

/s/ Bradley W. Batten Bradley Batten, Vice President-Controller

/s/ Juan Ernesto de Bedout	/s/ Edward E. Crutchfield

Juan Ernesto de Bedout, Director	Edward E. Crutchfield, Director

/s/ Barbara S. Feigin	/s/ Ursula O. Fairbairn

Barbara S. Feigin, Director	Ursula O. Fairbairn, Director

/s/ Daniel R. Hesse	/s/ George Fellows

Daniel R. Hesse, Director	George Fellows, Director

/s/ W. Alan McCollough	/s/ Robert J. Hurst

W. Alan McCollough, Director	Robert J. Hurst, Director

/s/ M. Rust Sharp	/s/ Mackey J. McDonald

M. Rust Sharp, Director	Mackey J. McDonald, Director

/s/ Clarence Otis, Jr.	/s/ Raymond G. Viault

Clarence Otis, Jr., Director	Raymond G. Viault, Director

/s/ Eric C. Wiseman Eric C. Wiseman, Director